EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Knight Fuller, Inc. on Form 10KSB for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, Stephen Hallock, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Stephen Hallock
_____________________
Stephen Hallock
Chief Executive Officer
Chief Financial Officer
Date: August 20, 2004